For Release: November 7, 2013
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the third quarter 2013
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2013 earnings, dated November 7, 2013, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

This earnings supplement contains forward-looking statements, including statements about the Company's plans and expectations for future financial condition, results of operations, or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such statements. These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives to consolidate existing FFELP loans to the Federal Direct Loan Program, risks related to the availability of government funds and actual extension of the Company's loan servicing contract with the Department for an additional five years, and the Company's ability to maintain or increase volumes under that contract, and the Company's ability to comply with agreements with third-party customers for the servicing of FFELP and Federal Direct Loan Program loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks associated with litigation and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this earnings supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(unaudited)

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Interest income:
Loan interest	$158,675	158,063	150,528	472,277	454,574
Investment interest	1,562	1,483	1,140	4,662	3,290
Total interest income	160,237	159,546	151,668	476,939	457,864
Interest expense:
Interest on bonds and notes payable	55,315	58,127	66,402	171,800	203,175
Net interest income	104,922	101,419	85,266	305,139	254,689
Less provision for loan losses	5,000	5,000	5,000	15,000	18,000
Net interest income after provision for loan losses	99,922	96,419	80,266	290,139	236,689
Other income (expense):
Loan and guaranty servicing revenue	64,582	60,078	53,285	180,261	155,164
Tuition payment processing and campus commerce revenue	19,927	18,356	17,928	61,694	56,675
Enrollment services revenue	22,563	24,823	30,661	76,343	92,035
Other income	8,613	12,288	12,699	30,317	32,453
Gain on sale of loans and debt repurchases	2,138	7,355	195	10,900	1,130
Derivative settlements, net	(6,688)	(8,357)	(5,051)	(23,229)	(6,910)
Derivative market value and foreign currency adjustments, net	(9,960)	48,545	(26,224)	47,841	(61,163)
Total other income	101,175	163,088	83,493	384,127	269,384
Operating expenses:
Salaries and benefits	48,712	47,432	46,395	144,049	144,193
Cost to provide enrollment services	14,668	16,787	20,151	51,097	62,203
Depreciation and amortization	4,340	4,320	8,402	13,037	24,764
Other	39,887	34,365	29,989	109,193	93,160
Total operating expenses	107,607	102,904	104,937	317,376	324,320
Income before income taxes	93,490	156,603	58,822	356,890	181,753
Income tax expense	30,444	54,746	21,870	123,637	59,978
Net income	63,046	101,857	36,952	233,253	121,775
Net income attributable to noncontrolling interest	216	614	124	1,101	412
Net income attributable to Nelnet, Inc.	$62,830	101,243	36,828	232,152	121,363
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.35	2.17	0.78	4.98	2.56
Weighted average common shares outstanding - basic and diluted	46,496,612	46,626,853	47,460,308	46,593,241	47,399,207
Condensed Consolidated Balance Sheets

	As of	As of	As of
	September 30, 2013	December 31, 2012	September 30, 2012
	(unaudited)		(unaudited)
Assets:
Student loans receivable, net	$24,701,112	24,830,621	22,559,341
Non-federally insured student loans receivable - held for sale	28,480	—	—
Cash, cash equivalents, and investments	284,054	149,343	186,534
Restricted cash and investments	768,621	911,978	1,003,888
Goodwill and intangible assets, net	124,050	126,511	131,478
Other assets	630,611	589,442	527,603
Total assets	$26,536,928	26,607,895	24,408,844
Liabilities:
Bonds and notes payable	$24,858,455	25,098,835	22,884,096
Other liabilities	300,560	343,847	348,510
Total liabilities	25,159,015	25,442,682	23,232,606
Equity:
Total Nelnet, Inc. shareholders' equity	1,377,863	1,165,208	1,175,821
Noncontrolling interest	50	5	417
Total equity	1,377,913	1,165,213	1,176,238
Total liabilities and equity	$26,536,928	26,607,895	24,408,844

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: loan financing, loan servicing, payment processing, and enrollment services. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns net interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
GAAP net income attributable to Nelnet, Inc.	$62,830	101,243	36,828	232,152	121,363
Derivative market value and foreign currency adjustments, net of tax	6,175	(30,098)	16,259	(29,661)	37,921
Net income, excluding derivative market value and foreign currency adjustments (a)	$69,005	71,145	53,087	202,491	159,284

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.35	2.17	0.78	4.98	2.56
Derivative market value and foreign currency adjustments, net of tax	0.13	(0.64)	0.34	(0.63)	0.80
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.48	1.53	1.12	4.35	3.36

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The increase in earnings for the 2013 periods compared to the 2012 periods was due to an increase in net interest income earned from the Company's student loan portfolio and an increase in revenue and operating margin from the Company's fee-based operating segments.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of September 30, 2013, the Company had a $24.7 billion student loan portfolio that will amortize over the next approximately 20 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

The information below provides the operating results for each reportable operating segment for the three and nine months ended September 30, 2013 and 2012 (dollars in millions).

(a)
Revenue includes intersegment revenue of $13.5 million and $15.9 million for the three months ended September 30, 2013 and 2012, respectively, and $42.4 million and $49.2 million for the nine months ended September 30, 2013 and 2012, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was an expense of $12.7 million and $30.7 million for the three months ended September 30, 2013 and 2012, respectively, and income of $35.7 million and an expense of $62.4 million for the nine months ended September 30, 2013 and 2012, respectively. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was an expense of $7.8 million and $19.0 million for the three months ended September 30, 2013 and 2012, respectively, and income of $22.1 million and an expense of $38.7 million for the nine months ended September 30, 2013 and 2012, respectively.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•	As of September 30, 2013, the Company was servicing $135.0 billion in FFELP, private, and government owned student loans, as compared with $92.5 billion of loans as of September 30, 2012.

•
Revenue increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to growth in servicing volume under the Company's contract with the Department and an increase in collection revenue from getting defaulted FFELP loan assets current on behalf of guaranty agencies. These increases were partially offset by decreases in traditional FFELP and guaranty servicing revenue.

•
As of September 30, 2013, the Company was servicing $106.9 billion of loans for 5.1 million borrowers on behalf of the Department, compared with $63.6 billion of loans for 3.6 million borrowers as of September 30, 2012. Revenue from this contract increased to $26.0 million and $68.4 million for the three and nine months ended September 30, 2013, respectively, up from $19.1 million and $50.1 million for the same respective periods in 2012. The servicing contract with the Department spans five years (through June 2014), with a five-year extension at the option of the Department. On October 25, 2013, the Company received a letter from the Department notifying the Company of the Department's intent to exercise its optional ordering period to extend the contract for an additional five years through June 16, 2019, with actual extension subject to the availability of government funds.

•
Before tax operating margin increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012. The Company made investments and incurred certain costs in 2012 to improve performance metrics under the government servicing contract and to implement and comply with the Department's special direct consolidation loan initiative. In addition, intangible assets for this segment were fully amortized in 2012. Salaries and benefits and other expense increased in 2013 to support the increase in volume under the government servicing contract and due to an increase in costs related to getting defaulted FFELP loan assets current on behalf of guaranty agencies.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to an increase in the number of managed tuition payment plans, campus commerce customers, and new school customers.

•
Before tax operating margin increased in the three and nine months ended September 30, 2013 compared to the same periods in 2012. The increase was the result of efficiencies gained in the operations of the business and a decrease in amortization expense related to intangible assets. These decreases in expenses in 2013 compared to 2012 were partially offset by an increase in salaries and benefits due to adding personnel to support the increase in the number of tuition payment plans and campus commerce customers.

•
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.

Enrollment Services

•
Revenue decreased in the three and nine months ended September 30, 2013 compared to the same periods in 2012 due to a decrease in inquiry generation and management revenue as a result of the regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts. Additionally, clients are shifting marketing budgets to more efficient or lower cost channels, which has caused a reduction in volume.

•	The Company continues to focus on improving the profitability of this segment by reducing operating expenses in reaction to the ongoing decline in revenue and gross margin.

Asset Generation and Management

•
The Company acquired $2.2 billion of FFELP student loans during the first nine months of 2013, including $1.1 billion purchased during the third quarter. The average loan portfolio balance for the three months ended September 30, 2013 and 2012 was $24.5 billion and $23.0 billion, respectively.

•
On October 31, 2013, the Company purchased a student loan securitization trust, giving the Company rights to the residual interest in $1.6 billion of FFELP student loans. The trust includes student loans funded to term with notes payable. The student loans and debt within the trust will be included in the Company's consolidated financial statements.

•
Core student loan spread increased to 1.57% for the three months ended September 30, 2013, compared to 1.44% for the three months ended September 30, 2012, and increased to 1.53% for the nine months ended September 30, 2013, compared to 1.43% for the same period in 2012. This increase was due to the improved corresponding relationship between the interest rate indices governing what the Company earns on its loans and what the Company pays to fund such loans.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the three months ended September 30, 2013 and 2012, the Company earned $37.8 million and $34.7 million, respectively, of fixed rate floor income (net of $7.2 million and $5.6 million of derivative settlements, respectively, used to hedge such loans), and $109.6 million and $109.8 million for the nine months ended September 30, 2013 and 2012, respectively (net of $24.0 million and $12.2 million of derivative settlements, respectively).

Corporate Activities

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $2.4 million and $2.6 million for the three months ended September 30, 2013 and 2012, respectively, and $11.5 million and $8.8 million for the nine months ended September 30, 2013 and 2012, respectively. These amounts include performance fees earned from the sale of managed securities. As of September 30, 2013, WRCM was managing an investment portfolio of $942.8 million for third-party entities.

Income Taxes

•
The effective tax rate for the three months ended September 30, 2013 and 2012 was 32.6% and 37.2%, respectively, and was 34.8% and 33.0% for the nine months ended September 30, 2013 and 2012, respectively. During the third quarter of 2013, income tax expense was reduced by $4.1 million due to the resolution of various uncertain tax positions relating primarily to prior years resulting from examination closings and lapse of applicable statute of limitations. In addition, the Company reversed $1.3 million ($0.8 million after tax) of interest expense during the third quarter of 2013 related to the resolution of certain tax positions. The reversal of interest expense reduced "interest on bonds and notes payable" in the accompanying consolidated statement of income. During the second quarter of 2012, state income tax laws were enacted that reduced the Company's income tax expense during the second quarter by $4.6 million.

Liquidity and Capital Resources

•	As of September 30, 2013, the Company had cash and investments of $284.1 million.

•	For the nine months ended September 30, 2013, the Company generated $202.6 million in net cash provided by operating activities.

•
Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.10 billion as of September 30, 2013.

•
As of September 30, 2013, $75.0 million was outstanding on the Company's unsecured line of credit and $200.0 million was available for future use. The unsecured line of credit has a maturity date of March 28, 2018.

•
During the nine months ended September 30, 2013, the Company repurchased $84.7 million (face amount) of its own asset-backed debt securities for a gain totaling $10.9 million, including $15.4 million (face amount) for a gain of $2.1 million during the third quarter.

•
During the nine months ended September 30, 2013, the Company repurchased 390,376 shares of Class A common stock for $13.0 million ($33.34 per share), including 111,220 shares for $4.0 million ($36.19 per share) during the third quarter. Included in the shares purchased during the third quarter were 107,614 shares remaining in the Company's 401(k) plan. Pursuant to an amendment to the 401(k) plan effective January 1, 2013, shares of the Company's Class A common stock are no longer an eligible investment alternative for the Company's matching contributions under the plan, and after this purchase, no shares of the Company's Class A common stock are held in the Company's 401(k) plan.

•	During the nine months ended September 30, 2013, the Company paid cash dividends of $13.9 million, including $4.6 million ($0.10 per share) during the third quarter.

•
The Company intends to use its strong liquidity position to capitalize on market opportunities, including FFELP student loan acquisitions; strategic acquisitions and investments in its core business areas of loan financing, loan servicing, payment processing, and enrollment services; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns net interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to the consolidated financial statements included in the 2012 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

The accounting policies of the Company’s operating segments are the same as those described in note 2 of the notes to the consolidated financial statements included in the 2012 Annual Report. Intersegment revenues are charged by the segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information. Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activity and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended September 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$10	—	—	10	158,793	2,201	(767)	160,237
Interest expense	—	—	—	—	56,100	(18)	(767)	55,315
Net interest income (loss)	10	—	—	10	102,693	2,219	—	104,922
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	10	—	—	10	97,693	2,219	—	99,922
Other income (expense):
Loan and guaranty servicing revenue	64,582	—	—	64,582	—	—	—	64,582
Intersegment servicing revenue	13,519	—	—	13,519	—	—	(13,519)	—
Tuition payment processing and campus commerce revenue	—	19,927	—	19,927	—	—	—	19,927
Enrollment services revenue	—	—	22,563	22,563	—	—	—	22,563
Other income	—	—	—	—	3,981	4,632	—	8,613
Gain on sale of loans and debt repurchases	—	—	—	—	2,138	—	—	2,138
Derivative market value and foreign currency adjustments, net	—	—	—	—	(12,660)	2,700	—	(9,960)
Derivative settlements, net	—	—	—	—	(6,432)	(256)	—	(6,688)
Total other income (expense)	78,101	19,927	22,563	120,591	(12,973)	7,076	(13,519)	101,175
Operating expenses:
Salaries and benefits	29,719	9,229	4,491	43,439	555	4,718	—	48,712
Cost to provide enrollment services	—	—	14,668	14,668	—	—	—	14,668
Depreciation and amortization	2,677	1,117	57	3,851	—	489	—	4,340
Other	19,752	1,908	1,556	23,216	7,939	8,732	—	39,887
Intersegment expenses, net	1,457	1,431	1,139	4,027	13,705	(4,213)	(13,519)	—
Total operating expenses	53,605	13,685	21,911	89,201	22,199	9,726	(13,519)	107,607
Income (loss) before income taxes and corporate overhead allocation	24,506	6,242	652	31,400	62,521	(431)	—	93,490
Corporate overhead allocation	(1,822)	(607)	(607)	(3,036)	(1,302)	4,338	—	—
Income (loss) before income taxes	22,684	5,635	45	28,364	61,219	3,907	—	93,490
Income tax (expense) benefit	(8,620)	(2,141)	(17)	(10,778)	(23,263)	3,597	—	(30,444)
Net income (loss)	14,064	3,494	28	17,586	37,956	7,504	—	63,046
Net income attributable to noncontrolling interest	—	—	—	—	—	216	—	216
Net income attributable to Nelnet, Inc.	$14,064	3,494	28	17,586	37,956	7,288	—	62,830

	Three months ended June 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	—	—	9	158,175	2,196	(834)	159,546
Interest expense	—	—	—	—	56,920	2,041	(834)	58,127
Net interest income (loss)	9	—	—	9	101,255	155	—	101,419
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	9	—	—	9	96,255	155	—	96,419
Other income (expense):
Loan and guaranty servicing revenue	60,078	—	—	60,078	—	—	—	60,078
Intersegment servicing revenue	13,903	—	—	13,903	—	—	(13,903)	—
Tuition payment processing and campus commerce revenue	—	18,356	—	18,356	—	—	—	18,356
Enrollment services revenue	—	—	24,823	24,823	—	—	—	24,823
Other income	—	—	—	—	3,030	9,258	—	12,288
Gain on sale of loans and debt repurchases	—	—	—	—	7,355	—	—	7,355
Derivative market value and foreign currency adjustments	—	—	—	—	43,096	5,449	—	48,545
Derivative settlements, net	—	—	—	—	(7,845)	(512)	—	(8,357)
Total other income (expense)	73,981	18,356	24,823	117,160	45,636	14,195	(13,903)	163,088
Operating expenses:
Salaries and benefits	28,091	9,427	4,809	42,327	592	4,513	—	47,432
Cost to provide enrollment services	—	—	16,787	16,787	—	—	—	16,787
Depreciation and amortization	2,731	1,132	61	3,924	—	396	—	4,320
Other	18,031	2,192	1,243	21,466	7,923	4,976	—	34,365
Intersegment expenses, net	851	1,494	1,130	3,475	14,108	(3,680)	(13,903)	—
Total operating expenses	49,704	14,245	24,030	87,979	22,623	6,205	(13,903)	102,904
Income (loss) before income taxes and corporate overhead allocation	24,286	4,111	793	29,190	119,268	8,145	—	156,603
Corporate overhead allocation	(1,513)	(504)	(504)	(2,521)	(1,081)	3,602	—	—
Income (loss) before income taxes	22,773	3,607	289	26,669	118,187	11,747	—	156,603
Income tax (expense) benefit	(8,655)	(1,370)	(109)	(10,134)	(44,911)	299	—	(54,746)
Net income (loss)	14,118	2,237	180	16,535	73,276	12,046	—	101,857
Net income attributable to noncontrolling interest	—	—	—	—	—	614	—	614
Net income (loss) attributable to Nelnet, Inc.	$14,118	2,237	180	16,535	73,276	11,432	—	101,243

	Three months ended September 30, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$12	3	—	15	150,661	1,891	(899)	151,668
Interest expense	—	—	—	—	64,829	2,472	(899)	66,402
Net interest income (loss)	12	3	—	15	85,832	(581)	—	85,266
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	12	3	—	15	80,832	(581)	—	80,266
Other income (expense):
Loan and guaranty servicing revenue	53,285	—	—	53,285	—	—	—	53,285
Intersegment servicing revenue	15,855	—	—	15,855	—	—	(15,855)	—
Tuition payment processing and campus commerce revenue	—	17,928	—	17,928	—	—	—	17,928
Enrollment services revenue	—	—	30,661	30,661	—	—	—	30,661
Other income	—	—	—	—	5,834	6,865	—	12,699
Gain on sale of loans and debt repurchases	—	—	—	—	195	—	—	195
Derivative market value and foreign currency adjustments, net	—	—	—	—	(30,694)	4,470	—	(26,224)
Derivative settlements, net	—	—	—	—	(4,319)	(732)	—	(5,051)
Total other income (expense)	69,140	17,928	30,661	117,729	(28,984)	10,603	(15,855)	83,493
Operating expenses:
Salaries and benefits	27,716	8,578	5,147	41,441	462	4,492	—	46,395
Cost to provide enrollment services	—	—	20,151	20,151	—	—	—	20,151
Depreciation and amortization	4,691	1,703	1,633	8,027	—	375	—	8,402
Other	16,775	2,285	1,782	20,842	3,451	5,696	—	29,989
Intersegment expenses, net	1,262	1,379	1,000	3,641	16,064	(3,850)	(15,855)	—
Total operating expenses	50,444	13,945	29,713	94,102	19,977	6,713	(15,855)	104,937
Income (loss) before income taxes and corporate overhead allocation	18,708	3,986	948	23,642	31,871	3,309	—	58,822
Corporate overhead allocation	(1,337)	(446)	(446)	(2,229)	(909)	3,138	—	—
Income (loss) before income taxes	17,371	3,540	502	21,413	30,962	6,447	—	58,822
Income tax (expense) benefit	(6,601)	(1,345)	(191)	(8,137)	(11,765)	(1,968)	—	(21,870)
Net income (loss)	10,770	2,195	311	13,276	19,197	4,479	—	36,952
Net income attributable to noncontrolling interest	—	—	—	—	—	124	—	124
Net income (loss) attributable to Nelnet, Inc.	$10,770	2,195	311	13,276	19,197	4,355	—	36,828

	Nine months ended September 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$29	—	—	29	472,622	6,708	(2,420)	476,939
Interest expense	—	—	—	—	170,502	3,718	(2,420)	171,800
Net interest income (loss)	29	—	—	29	302,120	2,990	—	305,139
Less provision for loan losses	—	—	—	—	15,000	—	—	15,000
Net interest income (loss) after provision for loan losses	29	—	—	29	287,120	2,990	—	290,139
Other income (expense):
Loan and guaranty servicing revenue	180,261	—	—	180,261	—	—	—	180,261
Intersegment servicing revenue	42,375	—	—	42,375	—	—	(42,375)	—
Tuition payment processing and campus commerce revenue	—	61,694	—	61,694	—	—	—	61,694
Enrollment services revenue	—	—	76,343	76,343	—	—	—	76,343
Other income	—	—	—	—	11,207	19,110	—	30,317
Gain on sale of loans and debt repurchases	—	—	—	—	10,900	—	—	10,900
Derivative market value and foreign currency adjustments, net	—	—	—	—	35,711	12,130	—	47,841
Derivative settlements, net	—	—	—	—	(21,816)	(1,413)	—	(23,229)
Total other income (expense)	222,636	61,694	76,343	360,673	36,002	29,827	(42,375)	384,127
Operating expenses:
Salaries and benefits	86,254	28,015	15,067	129,336	1,709	13,004	—	144,049
Cost to provide enrollment services	—	—	51,097	51,097	—	—	—	51,097
Depreciation and amortization	8,197	3,387	179	11,763	—	1,274	—	13,037
Other	56,173	6,387	4,450	67,010	23,375	18,808	—	109,193
Intersegment expenses, net	3,243	4,350	3,418	11,011	42,955	(11,591)	(42,375)	—
Total operating expenses	153,867	42,139	74,211	270,217	68,039	21,495	(42,375)	317,376
Income (loss) before income taxes and corporate overhead allocation	68,798	19,555	2,132	90,485	255,083	11,322	—	356,890
Corporate overhead allocation	(4,332)	(1,443)	(1,443)	(7,218)	(3,095)	10,313	—	—
Income (loss) before income taxes	64,466	18,112	689	83,267	251,988	21,635	—	356,890
Income tax (expense) benefit	(24,498)	(6,882)	(261)	(31,641)	(95,755)	3,759	—	(123,637)
Net income (loss)	39,968	11,230	428	51,626	156,233	25,394	—	233,253
Net income attributable to noncontrolling interest	—	—	—	—	—	1,101	—	1,101
Net income (loss) attributable to Nelnet, Inc.	$39,968	11,230	428	51,626	156,233	24,293	—	232,152

	Nine months ended September 30, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$44	8	—	52	455,413	5,226	(2,827)	457,864
Interest expense	—	—	—	—	199,675	6,327	(2,827)	203,175
Net interest income (loss)	44	8	—	52	255,738	(1,101)	—	254,689
Less provision for loan losses	—	—	—	—	18,000	—	—	18,000
Net interest income (loss) after provision for loan losses	44	8	—	52	237,738	(1,101)	—	236,689
Other income (expense):
Loan and guaranty servicing revenue	155,164	—	—	155,164	—	—	—	155,164
Intersegment servicing revenue	49,210	—	—	49,210	—	—	(49,210)	—
Tuition payment processing and campus commerce revenue	—	56,675	—	56,675	—	—	—	56,675
Enrollment services revenue	—	—	92,035	92,035	—	—	—	92,035
Other income	—	—	—	—	14,415	18,038	—	32,453
Gain on sale of loans and debt repurchases	—	—	—	—	1,130	—	—	1,130
Derivative market value and foreign currency adjustments, net	—	—	—	—	(62,351)	1,188	—	(61,163)
Derivative settlements, net	—	—	—	—	(5,431)	(1,479)	—	(6,910)
Total other income (expense)	204,374	56,675	92,035	353,084	(52,237)	17,747	(49,210)	269,384
Operating expenses:
Salaries and benefits	85,663	25,771	17,587	129,021	1,723	13,449	—	144,193
Cost to provide enrollment services	—	—	62,203	62,203	—	—	—	62,203
Depreciation and amortization	13,629	5,174	4,867	23,670	—	1,094	—	24,764
Other	52,980	7,557	5,483	66,020	10,203	16,937	—	93,160
Intersegment expenses, net	3,832	4,042	2,824	10,698	49,842	(11,330)	(49,210)	—
Total operating expenses	156,104	42,544	92,964	291,612	61,768	20,150	(49,210)	324,320
Income (loss) before income taxes and corporate overhead allocation	48,314	14,139	(929)	61,524	123,733	(3,504)	—	181,753
Corporate overhead allocation	(4,115)	(1,372)	(1,372)	(6,859)	(3,701)	10,560	—	—
Income (loss) before income taxes	44,199	12,767	(2,301)	54,665	120,032	7,056	—	181,753
Income tax (expense) benefit	(16,796)	(4,851)	874	(20,773)	(45,610)	6,405	—	(59,978)
Net income (loss)	27,403	7,916	(1,427)	33,892	74,422	13,461	—	121,775
Net income attributable to noncontrolling interest	—	—	—	—	—	412	—	412
Net income (loss) attributable to Nelnet, Inc.	$27,403	7,916	(1,427)	33,892	74,422	13,049	—	121,363

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Variable student loan interest margin, net of settlements on derivatives	$59,100	58,076	47,543	172,797	142,484
Fixed rate floor income, net of settlements on derivatives	37,810	36,056	34,736	109,582	109,812
Investment interest	1,562	1,483	1,140	4,662	3,290
Non-portfolio related derivative settlements	(256)	(512)	(732)	(1,413)	(1,480)
Corporate debt interest expense (a)	18	(2,041)	(2,472)	(3,718)	(6,327)
Net interest income (net of settlements on derivatives)	$98,234	93,062	80,215	281,910	247,779

(a)	During the third quarter of 2013, the Company reversed $1.3 million of interest expense related to the resolution of certain tax positions.

Student Loan Servicing Volumes (dollars in millions)

Government Servicing
Private Servicing
FFELP Servicing
$150,000
$135,000
$120,000
$105,000
$90,000
$75,000
$60,000
$45,000
$30,000
$15,000
$-
$37,550
$3,439
$1,722
$32,388
$61,477
$30,286
$1,791
$29,400
$76,120
$46,115
$1,931
$28,073
$82,078
$51,772
$2,045
$28,261
$85,490
$56,037
$2,015
$27,437
$92,530
$63,637
$2,106
$26,787
$97,492
$68,780
$2,103
$26,609
$112,841
$84,597
$2,173
$26,071
$116,811
$89,173
$2,364
$25,273
$134,989
$106,933
$2,505
$25,552
Dec 31, 09
Dec 31, 10
Dec 31, 11
Mar 31, 12
Jun 30, 12
Sep 30, 12
Dec 31, 12
Mar 31, 13
Jun 30, 13
Sep 30, 13

Company owned	$23,139	$23,727	$22,650	$22,277	$21,926	$21,504	$21,237	$20,820	$20,629	$20,715
% of total	61.6%	38.6%	29.8%	27.1%	25.6%	23.2%	21.8%	18.5%	17.7%	15.3%
Number of servicing borrowers:
Government servicing:	441,913	2,804,502	3,036,534	3,096,026	3,137,583	3,588,412	3,892,929	4,261,637	4,396,341	5,145,901
FFELP servicing:	2,311,558	1,912,748	1,799,484	1,779,245	1,724,087	1,659,020	1,626,146	1,586,312	1,529,203	1,507,452
Private servicing:	152,200	155,947	164,554	163,135	161,763	175,070	173,948	170,224	173,588	178,935
Total:	2,905,671	4,873,197	5,000,572	5,038,406	5,023,433	5,422,502	5,693,023	6,018,173	6,099,132	6,832,288

Number of remote hosted borrowers:	684,996	545,456	9,566,296	8,645,463	7,909,300	7,505,693	6,912,204	5,001,695	3,218,896	1,986,866

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Borrower late fee income	$2,927	3,233	3,586	9,665	10,665
Investment advisory fees	2,352	6,334	2,639	11,516	8,793
Realized and unrealized gains/(losses) on investments, net	1,096	(214)	3,993	2,002	5,830
Other	2,238	2,935	2,481	7,134	7,165
Other income	$8,613	12,288	12,699	30,317	32,453

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Settlements:
1:3 basis swaps	$781	782	1,100	2,474	3,651
Interest rate swaps - floor income hedges	(7,178)	(8,534)	(5,595)	(24,017)	(12,237)
Interest rate swaps - hybrid debt hedges	(256)	(512)	(733)	(1,413)	(1,479)
Cross-currency interest rate swaps	(35)	(93)	227	(273)	3,390
Other	—	—	(50)	—	(235)
Total settlements - income (expense)	$(6,688)	(8,357)	(5,051)	(23,229)	(6,910)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Change in fair value of derivatives - income (expense)	$30,014	63,236	(5,425)	73,743	(67,349)
Foreign currency transaction adjustment - income (expense)	(39,974)	(14,691)	(20,799)	(25,902)	6,186
Derivative market value and foreign currency adjustments - income (expense)	$(9,960)	48,545	(26,224)	47,841	(61,163)

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of		As of	As of
	September 30, 2013		December 31, 2012	September 30, 2012
	Held for investment	Held for sale	Held for investment	Held for investment
Federally insured loans
Stafford and other	$6,884,348	—	7,261,114	6,652,639
Consolidation	17,908,229	—	17,708,732	15,962,969
Total	24,792,577	—	24,969,846	22,615,608
Non-federally insured loans	66,283	28,480	26,034	29,272
	24,858,860	28,480	24,995,880	22,644,880
Loan discount, net of unamortized loan premiums and deferred origination costs	(103,551)	—	(113,357)	(37,330)
Allowance for loan losses – federally insured loans	(42,406)	—	(40,120)	(35,614)
Allowance for loan losses – non-federally insured loans	(11,791)	—	(11,782)	(12,595)
	$24,701,112	28,480	24,830,621	22,559,341

Loan Activity

The following table sets forth the activity of loans:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Beginning balance	$24,718,368	23,582,595	24,995,880	24,359,625
Loan acquisitions	1,053,972	152,016	2,200,756	898,606
Repayments, claims, capitalized interest, participations, and other	(750,422)	(466,355)	(1,896,771)	(1,345,883)
Consolidation loans lost to external parties	(134,578)	(590,148)	(400,874)	(1,172,316)
Loans sold	—	(33,228)	(11,651)	(95,152)
Ending balance	$24,887,340	22,644,880	24,887,340	22,644,880

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Variable student loan yield, gross	2.58%	2.58%	2.65%	2.57%	2.63%
Consolidation rebate fees	(0.76)	(0.77)	(0.75)	(0.77)	(0.75)
Discount accretion, net of premium and deferred origination costs amortization	0.02	0.03	—	0.03	(0.01)
Variable student loan yield, net	1.84	1.84	1.90	1.83	1.87
Student loan cost of funds - interest expense	(0.89)	(0.91)	(1.08)	(0.90)	(1.10)
Student loan cost of funds - derivative settlements	0.01	0.01	0.02	0.01	0.04
Variable student loan spread	0.96	0.94	0.84	0.94	0.81
Fixed rate floor income, net of settlements on derivatives	0.61	0.58	0.60	0.59	0.62
Core student loan spread	1.57%	1.52%	1.44%	1.53%	1.43%

Average balance of student loans	$24,491,516	24,798,537	23,028,904	24,690,493	23,670,300
Average balance of debt outstanding	24,470,096	24,832,555	23,467,899	24,707,389	23,883,140

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on the majority of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread increased during the three and nine months ended September 30, 2013 compared to the same periods in 2012 as a result of the tightening of the Asset/Liability Base Rate Spread as reflected in the previous table.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Nine months ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Fixed rate floor income, gross	$44,988	44,590	40,331	133,599	122,049
Derivative settlements (a)	(7,178)	(8,534)	(5,595)	(24,017)	(12,237)
Fixed rate floor income, net	$37,810	36,056	34,736	109,582	109,812
Fixed rate floor income contribution to spread, net	0.61%	0.58%	0.60%	0.59%	0.62%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of September 30, 2013:

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	Balance
< 3.0%	2.87%	0.23%	$1,772,119
3.0 - 3.49%	3.20%	0.56%	2,135,186
3.5 - 3.99%	3.65%	1.01%	1,944,371
4.0 - 4.49%	4.20%	1.56%	1,464,833
4.5 - 4.99%	4.72%	2.08%	842,142
5.0 - 5.49%	5.24%	2.60%	570,042
5.5 - 5.99%	5.67%	3.03%	346,790
6.0 - 6.49%	6.18%	3.54%	401,362
6.5 - 6.99%	6.70%	4.06%	365,898
7.0 - 7.49%	7.16%	4.52%	150,648
7.5 - 7.99%	7.71%	5.07%	256,097
8.0 - 8.99%	8.17%	5.53%	603,732
> 9.0%	9.04%	6.40%	301,635
			$11,154,855

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of September 30, 2013, the weighted average estimated variable conversion rate was 1.82% and the short-term interest rate was 19 basis points.

The following table summarizes the outstanding derivative instruments as of September 30, 2013 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2014	$1,750,000	0.71%
2015	1,100,000	0.89
2016	750,000	0.85
2017	1,250,000	0.86
	$4,850,000	0.81%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.

Future Cash Flow from Portfolio

The majority of the Company’s portfolio of student loans is funded in asset-backed securitizations that are structured to substantially match the maturity of the funded assets, thereby minimizing liquidity risk. In addition, due to (i) the difference between the yield the Company receives on the loans and cost of financing within these transactions, and (ii) the servicing and administration fees the Company earns from these transactions, the Company has created a portfolio that will generate earnings and significant cash flow over the life of these transactions.

As of September 30, 2013, based on cash flow models developed to reflect management’s current estimate of, among other factors, prepayments, defaults, deferment, forbearance, and interest rates, the Company currently expects future undiscounted cash flows from its portfolio to be approximately $2.10 billion as detailed below.  The $2.10 billion includes approximately $495.2 million (as of September 30, 2013) of overcollateralization included in the asset-backed securitizations.  These excess net asset positions are reflected variously in the following balances in the consolidated balance sheet:  "student loans receivable," "restricted cash and investments," and "accrued interest receivable."

The forecasted cash flow presented below includes all loans funded in asset-backed securitizations as of September 30, 2013.  As of September 30, 2013, the Company had $23.5 billion of loans included in asset-backed securitizations, which represented 94.7 percent of its total FFELP student loan portfolio. The forecasted cash flow does not include cash flows that the Company expects to receive related to loans currently funded in its warehouse facilities or loans acquired subsequent to September 30, 2013.

FFELP Asset-backed Securitization Cash Flow Forecast
$2.10 billion
(dollars in millions)

$350
$300
$250
$200
$150
$100
$50
$-
$95
$295
$220
$150
$125
$110
$100
$170
$210
$280
$35
$45
$30
$90
$145
2013 (Q4)
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027 and after

The Company uses various assumptions, including prepayments and future interest rates, when preparing its cash flow forecast.  These assumptions are further discussed below.

Prepayments:  The primary variable in establishing a life of loan estimate is the level and timing of prepayments. Prepayment rates equal the amount of loans that prepay annually as a percentage of the beginning of period balance, net of scheduled principal payments.  A number of factors can affect estimated prepayment rates, including the level of consolidation activity and default rates.  Should any of these factors change, management may revise its assumptions, which in turn would impact the projected future cash flow. The Company’s cash flow forecast above assumes prepayment rates that are generally consistent with those utilized in the Company’s recent asset-backed securitization transactions. If management used a prepayment rate assumption two times greater than what was used to forecast the cash flow, the cash flow forecast would be reduced by approximately $210 million to $270 million.

Interest rates:  The Company funds the majority of its student loans with three-month LIBOR indexed floating rate securities.  Meanwhile, the interest earned on the Company’s student loan assets is indexed primarily to a one-month LIBOR rate.  The different interest rate characteristics of the Company’s loan assets and liabilities funding these assets result in basis risk.  The Company’s cash flow forecast assumes three-month LIBOR will exceed one-month LIBOR by 12 basis points for the life of the portfolio, which approximates the historical relationship between these indices.  If the forecast is computed assuming a spread of 24 basis points between three-month and one-month LIBOR for the life of the portfolio, the cash flow forecast would be reduced by approximately $110 million to $150 million.

The Company uses the current forward interest rate yield curve to forecast cash flows.  A change in the forward interest rate curve would impact the future cash flows generated from the portfolio.  An increase in future interest rates will reduce the amount of fixed rate floor income the Company is currently receiving.  The Company attempts to mitigate the impact of a rise in short-term rates by hedging interest rate risks. As of September 30, 2013, the net fair value of the Company’s interest rate derivatives used to hedge loans earning fixed rate floor income was a net liability of $12.2 million.